UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2015

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective as of December 17, 2015, the board of directors (the “Board”) of NiSource Inc. (the “Company”) adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws (i) address developments in public company governance and amendments to the Delaware General Corporation Law since the Company last amended its bylaws in 2010, (ii) clarify certain corporate procedures and (iii) make certain other enhancements and technical changes.
The Amended and Restated Bylaws contain new provisions that:

•
Update and enhance notice requirements for stockholder proposals (other than stockholder proposals under Rule 14a-8 under the Securities Exchange Act of 1934) and director nominations, requiring any proposing or nominating stockholder, or if applicable, the nominating stockholder’s nominee(s), to, among other things:

◦	Provide the same information with respect to the nominating stockholder’s nominee(s) as that required to be provided by persons nominated by the Board;

◦	Disclose to the Company derivative holdings and arrangements with any other person in connection with the proposal or nomination;

◦
Make a representation regarding whether such stockholder will deliver a proxy statement to a number of stockholders sufficient to approve the stockholder’s proposal or elect the stockholder’s nominee(s); and

◦	Agree that the stockholder’s nominee(s) will comply with the Company’s policies.

•
Modify the voting standard for contested director elections such that directors are elected by a plurality of the votes cast in the election of directors rather than a plurality that are present, in person or by proxy, at the meeting (no changes were made to the majority voting standard applicable in uncontested elections); and

•
In the event that the Chairman of the Board ceases to be independent, provide for an optional Lead Director (similar to the Company’s current independent Chairman of the Board), who is independent and would preside at all meetings of the Board at which the Chairman of the Board is not present, preside over the executive sessions of the independent directors and serve as a liaison between the Chairman of the Board and the Board.

In addition, the Amended and Restated Bylaws contain new provisions that:

•	Address the issuance and transfer of uncertificated shares;

•	Clarify when notice of stockholder meetings is deemed to be given;

•	Clarify that “abstentions” and “broker non-votes” are not counted as a vote cast either “for” or “against” a nominee in an uncontested election;

•	Clarify the procedures for adjourning stockholder meetings and that a quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum;

•	Address the appointment of an inspector of election for stockholder meetings;

•	Address the authority of certain persons to vote shares of Company stock on behalf of entities and certain other stockholders;

•	Clarify that directors who are full-time employees of the Company will not receive any compensation for their services as a director;

•	Address the organization and operations of the Board and Board committees, including notice of Board meetings;

•	Address transactions with the Company in which directors or officers of the Company have a direct or an indirect interest;

•	Clarify that either the Board or the Chief Executive Officer may remove officers at any time with or without cause and that the Board may remove officers at a meeting or by unanimous written consent;

•	Clarify that the Company cannot vote shares of treasury stock;

•	Address the authority to take certain actions on the Company’s behalf with respect to voting securities owned by the Company; and

•
Clarify that stockholders may amend the Amended and Restated Bylaws by majority vote and need not obtain approval of the total number of authorized directors in order to approve amendments to certain provisions of the Amended and Restated Bylaws.

In addition, the Amended and Restated Bylaws update the Company’s bylaws, including to permit electronic notice of stockholder meetings, permit the Board to act by written consent by electronic transmission and reflect the officer positions following the separation of Columbia Pipeline Group, Inc. from the Company. The Amended and Restated Bylaws also delete provisions that applied when the Company had a classified Board and provisions that restated and/or conflicted with the provisions of the Company’s Amended and Restated Certificate of Incorporation.

The foregoing description of the changes effected by the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this current report on Form 8-K and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of NiSource Inc., adopted on December 17, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

December 18, 2015	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of NiSource Inc., adopted on December 17, 2015